SNDA NYSE Listed Investor Presentation Fourth Quarter and Full Year 2025 March 11, 2026 The Ashton at Anderson

Forward-Looking Statements 2 Explanatory Note As further described in the Company’s Current Report on Form 8-K filed with the SEC on March 11, 2026, the Company completed its previously announced acquisition of CNL Healthcare Properties, Inc. (“CHP”) through a series of steps ending with a forward merger of CHP with and into a subsidiary of the Company (the “CHP merger” or “merger”), with such subsidiary surviving the CHP merger, as a result of which the Company now indirectly owns all of the assets of CHP. Certain information in this investor presentation is presented on a “combined” basis reflecting the closing of the CHP Merger. Unless otherwise specifically noted or the context otherwise requires, the information in this investor presentation does not reflect the closing of the CHP merger, which occurred subsequent to December 31, 2025. Accordingly, unless otherwise specifically noted or the context otherwise requires, references in this investor presentation to Sonida Senior Living, Inc. and its consolidated subsidiaries (“Sonida”, “we,” “our, “us” or the “Company”) refer only to Sonida Senior Living, Inc. and its consolidated subsidiaries prior to the CHP merger and do not include the results or other information of CHP. Forward-Looking Statements This investor presentation contains “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact in this investor presentation are forward-looking statements, including those relating to the Company’s expectations and beliefs, the CHP merger and its expected financial and other benefits, including expected accretion and synergies, and the Company’s future business prospects and strategies, financial results, working capital, liquidity, capital needs and expenditures. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and financial condition to differ materially from those indicated in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, to be filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2026, as such factors may be updated from time to time in the Company’s other filings with the SEC, and include the following: the Company’s ability to generate sufficient cash flows from operations, proceeds from equity issuances and debt financings, and proceeds from the sale of assets to satisfy its short and long-term debt obligations and to fund the Company’s acquisitions and capital improvement projects to expand, redevelop, and/or reposition its senior living communities; increased competition for, or a shortage of, skilled workers, including due to general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in immigration or overtime laws; elevated market interest rates that increase the cost of certain of our debt obligations; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures, in particular, the Company’s ability to refinance its bridge loan facility on the terms and within the timeline expected, or at all; the Company’s compliance with its debt agreements, including certain financial covenants and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all, including the possibility that the expected benefits and the Company’s projections related to such acquisitions may not materialize as expected; litigation relating to the CHP merger that has been or could be instituted against CHP, the Company and our respective directors; our ability to integrate our business with CHP successfully, and to achieve the anticipated benefits; the possibility that companies that the Company has acquired or may acquire (including CHP) could have undiscovered liabilities, or that companies or assets that the Company has acquired or may acquire (including CHP) could involve other unexpected costs or may strain the Company’s management capabilities; potential adverse reactions or changes to business relationships resulting from the CHP merger; the risk of oversupply and increased competition in the markets which the Company operates; the Company’s ability to maintain effective internal controls over financial reporting; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; risks associated with current global economic conditions and general economic factors such as elevated labor costs due to shortages of medical and non-medical staff, competition in the labor market, increased costs of salaries, wages and benefits, and immigration laws, the consumer price index, commodity costs, fuel and other energy costs, supply chain disruptions, increased insurance costs, tariffs, elevated interest rates and tax rates; the impact from or the potential emergence and effects of a future epidemic, pandemic, outbreak of infectious disease or other health crisis; the Company’s ability to maintain the security and functionality of its information systems, to prevent a cybersecurity attack or breach, and to comply with applicable privacy and consumer protection laws, including HIPAA; and changes in accounting principles and interpretations. We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or outcomes that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date of they are made, and the Company does not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law.

Overview 3Heritage at The Plains at Parish Homestead

Leading Pure-Play Publicly Traded U.S. Senior Housing Company

Sonida Snapshot (Post-Merger)

$3.3B Enterprise Value	**8th** Largest Senior Housing Owner[1]
153 Owned Properties[2] (No Operating Leases)	**~14,700** Owned Units[2] (No Operating Leases)
100% Senior Housing	**92%** Private Pay

C-Corp structure allows flexibility and control over cash flow re-investment towards highest return opportunities

- ✓ Owner <u>and</u> operator of **Independent Living (IL), Assisted Living (AL) and Memory Care (MC)** communities
- ✓ **Sonida operating platform and regionally focused densification strategy designed to drive higher yields and shareholder returns**:
  - Leverages local and regional operating structures (operations, sales & marketing, clinical)
  - Operating synergies across marketing, insurance, food & recruiting
  - Ability to rapidly integrate tuck-in acquisitions
  - Enhanced market knowledge and expertise
  - Flexibility to manage staffing needs across local and regional portfolios
- ✓ Focus on **organic growth** through continuous community operational improvements and excellence as well as disciplined **inorganic accretive growth** through acquisitions and joint ventures
- ✓ **Experienced leadership** with robust integration experience, strong capital allocation track record, and continued alignment with shareholders



The Ashton on Dorsey
Louisville, KY



Brookview Meadows
Green Bay, WI



Waterstone on Augusta®
Greenville, SC

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Note: All metrics are At-Share.
(1) Source: ASHA Top 50 Owners 2025. Based on number of units for the combined company post merger.
(2) As of March 11, 2026. Includes 84 Owned Properties for Sonida (including JVs); excludes 12 properties managed for third-party owners. CHP portfolio includes 54 Senior Housing Operating Properties (SHOP) and 15 owned, triple-net properties leased (as landlord) to third-party tenants; excludes one vacant land parcel.

4

Recent Business Highlights

SONIDA SENIOR LIVING

CHP Acquisition

In March 2026, completed acquisition of CNL Healthcare Properties, Inc. (CHP):

- **Creates $3.3B pure-play senior housing company and 8th largest owner of U.S. senior living assets**[(1)]
- Stock and cash transaction valued at approximately $1.8 billion, with 68% of the consideration in the form of newly issued Sonida common stock and 32% in cash
- 2026 Estimated Normalized FFO Per Share Accretion of 62% on a run-rate basis[(2)]

Debt

Obtained permanent debt financing in connection with CHP merger with increased commitment from existing lending partners and addition of high-quality new lending relationships:

- **Revolving Credit Facility**: a new and upsized $405M four-year secured revolving credit facility ("New Secured RCF") with pricing matrix between S+200 and S+135 bps depending on total leverage ratio. The New Secured RCF reflects a **significant reduction in borrowing costs** compared to the Company's existing credit facility
- **Term Loan Facility**: two new term loans, a 3-year and a 5-year facility of $262.5M each, with pricing matrix of S+195 to S+130 bps depending on leverage
- **Accordion Feature**: up to $320M of uncommitted debt capacity under the credit agreement for **total capacity of up to $1.25B, giving Sonida the ability to continue to support its ongoing acquisition strategy**
- **Bridge Loan Facility**: a new 364-day bridge loan facility of $270M, with pricing matrix of S+200 to S+135 bps depending on leverage. The bridge loan is expected to be replaced through property-level financing prior to its maturity

2025 Community Acquisitions

Acquired high-quality, newer vintage communities (average 9 years) at discounts to replacement cost in strong submarkets, further deepening South and Southeast regional densification:

- May 2025: **Magnolia Trails at East Lake** (Tampa, FL)
  - $11.0M / $172k per unit / 64 units (Memory Care)
- June 2025: **The Addison of Alpharetta** (Atlanta, GA)
  - $11.0M / $125k per unit / 88 units (64 Assisted Living; 24 Memory Care)
- September 2025: **The Jasper of Mansfield** (Dallas–Fort Worth, TX)
  - $15.5M / $159k per unit / 98 units (62 Assisted Living; 36 Memory Care)

(1) Source: ASHA Top 50 Owners 2025. Based on number of units for the combined company post CHP merger.
(2) This estimate is presented for illustrative purposes only and reflects various assumptions, including realization of $18M of corporate synergies (the mid-point of the range), and should not be read as a guarantee of future performance. This estimate is based on a Sonida Closing Price of $34.76 (see slide 14 for additional information). Normalized FFO per share is a non-GAAP financial measure (see appendix at the end of this presentation for more information).

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5

Evolution of Sonida

SONIDA™ SENIOR LIVING

Goal-driven strategic execution

Covid Distress
-Occupancy troughs at 75.0% and NOI Margin[1] troughs at (3.6)%

Q1 2020+

Recapitalization
-Conversant Capital leads $155M recapitalization

Nov 2021

Balance Sheet Optimization
-Debt modification with Fannie Mae, discounted loan purchases

-$48M PIPE from largest shareholders

2022 – Q1 2024

Organic Growth
-Occupancy, RevPOR, NOI, Margin growth on Same-Store Community portfolio

2023+

Pivot to Inorganic Growth
-$130M overnight equity offering

-$150M corporate credit facility

-$296M of community acquisitions since 2024

2024+

Accelerated Inorganic Growth
-Closed CNL Healthcare Properties (CHP) acquisition creating $3.3 billion pure-play senior housing owner-operator

Q1 2026

Continued Disciplined Capital Allocation
-Sonida anticipates using its proven growth platform for continued accretive acquisition growth and active recycling of certain lower-growth assets

2026+

(1) NOI Margin is a non-GAAP financial measure. See appendix at the end of this presentation for reconciliations of non-GAAP financial measures.

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6

CNL Healthcare Properties (CHP) Merger 7Park Place Senior Living of Winghaven

Strategic Rationale Combination of Sonida and CHP creates a scaled, pure-play, high-growth and differentiated senior housing platform positioned to capitalize on long-term sector tailwinds Leading Pure-Play Senior Housing Owner-Operator • Combination creates the 8th largest (1) U.S. senior housing owner with ~14,700 owned units • Upscale senior housing portfolio clustered around key regional markets with strong underlying growth metrics • Attractive sector fundamentals, providing critical services to rapidly growing 80+ population 8 Unique Owner – Operator – Investor Strategy • Benefits of scale from diversification and regional cluster investment strategy • Speed, control and flexibility to pursue value-add strategies in existing portfolio and future acquisitions • Experienced leadership with robust integration experience, strong capital allocation track record, and continued alignment with shareholders Significant Financial Benefits with Meaningful Long-Term Upside • Transaction expected to be accretive to run-rate 2026E Normalized FFO per share, with expected annual corporate synergies of ~$16M to $20M • Future upside from operating cost synergies and economies of scale in regional management structures • Increased equity market capitalization, liquidity and access to capital Enhanced Balance Sheet to Capitalize on Multiple Growth Levers • Immediately deleveraging transaction that strengthens balance sheet and improves free cash flow conversion • Ability to invest in high-ROI internal and external growth opportunities (1) Based on ASHA Top 50 Owners 2025.

A New Top 10 U.S. Senior Housing Owner

Sonida Senior Living

Combination creates 8th largest U.S. senior housing owner

#	Company	Properties	Units
1	Welltower	1,067	112,641
2	Ventas	756	73,570
3	Brookdale Senior Living	376	32,448
4	Harrison Street (Private)	180	24,542
5	Diversified Healthcare Trust	224	24,173
6	American Healthcare REIT	171	17,660
7	Storypoint Group (Private)	146	16,084
8	**Sonida Senior Living**	**153**[1]	**14,696**[2]
9	Columbia Pacific Advisors (Private)	109	14,296
10	National Senior Communities (Private)[3]	18	12,731

Source: ASHA Top 50 Owners 2025. Based on pro forma number of units for the combined company.

These are targets and are for illustrative purposes only. These targets should not be read as guarantees of future performance, results or outcomes and may not necessarily be accurate indications of the times at, or by which, if at all, such performance, results or outcomes will be achieved.

(1) Based on 84 owned Sonida properties (excludes managed properties) and CHP's 69 properties (excludes 1 vacant land parcel).

(2) Based on Sonida Available Units for 84 owned assets at share (excludes managed properties) plus total CHP units.

(3) Includes the Erickson Senior Living CCRCs.

(4) Estimate is presented for illustrative purposes only and reflects various assumptions, including realization of $18M of corporate synergies, and should not be read as a guarantee of future performance. Estimate is based on a Sonida Closing Price of $34.76 (see slide 14 for additional information).
Normalized FFO per share is a non-GAAP financial measures (see appendix at the end of this presentation for more information).

(5) Estimated free cash flow based on Normalized FFO to common shareholders less recurring capital expenditures.

Financial benefits

Sonida Pre-Merger	Sonida Pro Forma
Low-9x Leverage	**Mid- to Upper-7x** Leverage
8.9% 2026E G&A and 3rd Party Mgmt. Fees *(as a % of Total Revenue)*	**7.4%** 2026E G&A and 3rd Party Mgmt. Fees *(as a % of Total Revenue)*
~$1.25 Run-rate 2026E Normalized FFO per share [4]	**~62%** [4] 2026E Normalized FFO per share accretion
$500M / $180M Market Cap. / Free Float	**$1.7B / $1.1B** Market Cap. / Free Float
~$16 to $20M Synergies	**>$60M / Year Annual FCF** [5]

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9

MC 16% IL 34% AL 49% SNF 1% 34% 23% 21% 8% 7% 6% 1% !"#$%&' (%)*& +,-'.%*&' !,-/'*"/MN%&' O*P"4"PM5N S'.%T 5,T'.%*&' Meaningful Geographic Overlap Combination creates leading pure-play senior housing player with balanced diversification in demographically attractive key geographies ~80% of combined portfolio NOI in overlapping states or strategic regional clusters (1) 10 Dallas Fort-Worth Portland / Seattle Atlanta North/Central Florida Attractive markets & strong underlying demographics Source: Sonida and CHP management Based on NIC and Green Street data. (1) Represents owned portfolio (At-Share). (2) Weighted average based on units (At-Share). 75+ Pop. Growth (Next 5 Yrs) Median Home Value ($k) Representative / Sample Markets U.S. National Average Sonida / CHP Overlapping States Sonida Only States CHP Only States Sonida CHP Southeast Midwest Texas Pacific Northwest Northeast Mountain West Combined SHOP Portfolio (2) 30% 27% 27% 24% 25% 22% $390k $570k $468k $546k $381k $357k Sonida Managed

Upside from Initial and Future Unmodeled Potential Synergies

SONIDA SENIOR LIVING

Immediate G&A savings from external advisor fees and public company costs (expected to be realized within first year); future upside to be evaluated across combined company operating cost base of >$500M

Initial synergies (modeled as year one run-rate)

Cost Category	Annual Run-Rate Savings
External Advisor Fees *Elimination of external investment management costs*	$13M
Corporate G&A Savings (Net) *Reduction in duplicative accounting, tax and public company costs, net of incremental retained personnel*	$3M - $7M
Year-One Run-Rate Estimate *(% of Target G&A)*	**$16M - $20M** *(70 – 85%)*

Corporate G&A and management costs ($M)(1)



$33
Sonida
$42
$19
$23
3rd-Party Mgmt. Fees
G&A
CHP
$75
$19
$56
Total (Pre-Synergies)
$57
$19
$38
Pro Forma(2)
% of Total Revenues(3)
8.9%
10.4%
9.7%
7.4%

Future potential savings (unmodeled)

Through discussions with CHP operators prior to closing, Sonida identified categories for future upside cost savings across the combined company



Labor & Payroll
Future Synergies
Property Management Costs & Regional Infrastructure
Operating Expenses & Purchasing Costs

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Source: Company management.
(1) Figures based on 2026 estimates and include corporate G&A net of stock-based comp, non-recurring transaction expenses and Sonida management fee income on 13 managed properties on behalf of third-party owners.
(2) Assumes $18M synergies based on midpoint of estimated G&A cost savings ($16M - $20M).
(3) Based on total revenues including rental income from owned triple net properties.

11

Strategic Integration Update Pre-Closing Closing / First 90 Days Year 1 Long-Term • Finalized integration and key retention plans • Developed draft strategy for operator approach based on initial discussions with operators • Integrate financial systems, reporting and asset management • Effectuate G&A savings through Day 1 elimination of CHP Advisor Fee • Retained access to all CHP employees for 90 days • Achieve full run-rate corporate synergies and size opportunities for future synergies • Prune outlier non-core assets (from both CHP and Sonida portfolios) • Hired 6 of 17 CHP employees for permanent roles with Sonida (all non C-suite) to support portfolio stabilization and combined company • Realize additional synergies through scale and uniformity • Positioned for further external growth using scaled operating platform Management team has extensive experience integrating and scaling operating businesses over their careers 12 These integration milestones are subject to timing and should not be read as guarantees of future performance, results or outcomes and may not necessarily be accurate indications of the times at, or by which, if at all, such performance, results or outcomes will be achieved.

Deep and Experienced Leadership Team 13 Executive management team has extensive experience and executed on key initiatives to scale the operating platform and grow its asset base Brandon Ribar President & Chief Executive Officer Kevin Detz Chief Financial Officer Max Levy Chief Investment Officer Tabitha Bailey Chief Legal Officer Strengthened governance and strategic alignment at Board level (Director additions) ü Appointment of Michael Simanovsky (Managing Partner, Conversant Capital) as Chairman, strengthening leadership and capital allocation initiatives ü Appointment of Sam Levinson (Managing Partner, Silk Partners), Sonida’s second largest shareholder, effective May 1, 2026, providing additional real estate and public board experience ü Appointment of two new, highly experienced board members from CHP including Stephen Mauldin, former CEO, President and Vice Chairman of CHP, ensuring clear continuity and a unified strategic vision Brandon has more than 20 years of experience managing large portfolios and implementing key strategic initiatives in health care and real estate businesses. Prior to becoming CEO in September 2022, Brandon served as Sonida’s COO. Kevin has more than 20 years of experience instilling financial accountability, scalability and labor efficiencies for global operation companies and financial services organizations. He has a proven track record of integrating operating companies through M&A. Max was a principal at Conversant Capital (prior to joining Sonida in 2024), where he led major investments across several sectors, including health care real state, in both public and private markets. During his time at Conversant, he served on Sonida’s board of directors. Tabitha has deep public and private company experience, having aided the successful growth of multiple companies and having led the negotiations and closings of numerous complex deals.

Asymmetric Collar Overview: Accretion and Share Ownership

SONIDA™ SENIOR LIVING

Collar contributed to estimated Normalized FFO per share accretion of 62%[1] to Sonida shareholders and stability of share value based on $34.76 Sonida Closing Price[2]

- **Background**: Asymmetric Collar range was set at 15% discount and 30% premium to transaction Reference Price of $26.74, which was determined based on 30-trading day VWAP as of 2 business days prior to signing of the merger agreement
  - At close, Sonida would issue to CHP shareholders (a) Fixed cash consideration of $2.32 and (b) Stock consideration (based on Sonida Transaction Reference Price of $26.74) for each share of CHP stock
  - Based on maximum and minimum Exchange Ratio, existing Sonida shareholders' economic ownership at close would range from 39.5% to 50.0% [3]
  - Exchange Ratio would not exceed 0.2015x or be less than 0.1318x (see table below)

Overview of Asymmetric Collar Mechanism

	Low End of Collar	Reference Price	High End of Collar and SNDA Closing Price[1]
Collar Range and Closing Price	$22.73	$26.74	**$34.76**
% Change	*-15%*	-	***+30%***
Resulting Exchange Ratio	0.2015x	0.1713x	**0.1318**x
Shares Issuable to CHP Shareholders (M)	35.0	29.8	**22.9**
Sonida Shareholders Ownership (%)[3]	39.5%	43.4%	**50.0%**
Normalized FFO Per Share Accretion (%)	28%	**40%**	**62%**

(1) This estimate is presented for illustrative purposes only and reflects various assumptions, including realization of $18M of corporate synergies, and should not be read as a guarantee of future performance. This estimate is based on a Sonida Closing Price of $34.76 (see slide 14 for additional information). Normalized FFO per share is a non-GAAP financial measure (see appendix at the end of this presentation for more information).
(2) Sonida Closing Price defined as 10-trading day VWAP, set 2 business days prior to closing of the merger after taking into account the asymmetrical collar..
(3) Economic ownership of Sonida shareholders takes into account shares issued to Conversant Capital and Silk Partners in respect of their $110 million equity investment and excludes as-converted effect of Sonida convertible preferred stock and outstanding warrants for Sonida common stock.

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14

Financial Performance & Highlights 15The Waterford at Levis Commons

Q4/FY 2025 Financial Highlights

Sonida Senior Living

Total Portfolio At-Share[1]

Q4 2025 YoY Change

- RevPOR: +5.9%
- Community NOI[2]: +12.5%
- Community NOI Margin[2]: +20 bps[3]
- Adjusted EBITDA[2]: +11.5%

FY 2025 YoY Change

- RevPOR: +8.8%
- Community NOI[2]: +21.9%
- Community NOI Margin[2]: (40) bps[3]
- Adjusted EBITDA[2]: +28.0%

Same-Store Communities[4]

Q4 2025 YoY Change

- RevPOR: +4.6%
- Q4 Weighted Avg.: 87.9% / +90 bps YoY
- Community NOI[2]: +6.5%
- Community NOI Margin[2]: +30 bps

FY 2025 YoY Change

- RevPOR: +4.8%
- Community NOI[2]: +8.1%
- Community NOI Margin[2]: +50 bps

2024 Acquisition Cohort At-Share[1][5]

Q4 2025 YoY Change

- Weighted Average Occupancy: +820 bps
- Resident Revenue: +22.3%
- Community NOI: +62.0%
- Community NOI Margin: +700 bps

FY 2025 vs December 2024 (annualized) Change[6]

- Weighted Average Occupancy: +350 bps
- RevPOR: +5.1%
- Community NOI: +104.4%
- Community NOI Margin: +1,250 bps

Figures rounded to the nearest tenth and numbers presented may vary to numbers presented in the appendix due to rounding.
(1) Reflects Sonida's respective ownership share of certain acquisitions: Stone JV acquisition (32.71% ownership share) and Palatine JV acquisition (51% ownership share).
(2) Community NOI, Community NOI Margin and Adjusted EBITDA are non-GAAP financial measures (see reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation).
(3) Community NOI Margin unfavorably impacted due to addition of Acquisition Communities at lower occupancy levels .
(4) Same-Store Community Portfolio includes operating results and data for 55 consolidated communities. See appendix at the end of this presentation for definitions.
(5) 2024 acquisition cohort is a subset of the Acquisition Community Portfolio.
(6) Excludes The Wellington at North Bend Crossing – Vista, December 31, 2024 acquisition in Cincinnati, OH, which was not in operation at closing. Community never opened due to foreclosure on the construction borrower but was opened by Sonida in July 2025.

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16

Q4/FY 2025 Financial Comparisons: Same-Store Communities[1]

SONIDA SENIOR LIVING

Q4 Occupancy of 87.9% highest quarter post-COVID

Q4 Occupancy: +90 bps vs Q4'24

FY Resident Revenue +6.1% vs FY'24

FY Community NOI: +$4.9M and +8.1% vs FY'24

$ in millions, except RevPAR and RevPOR	Q4'25	Q4'24	Change	FY'25	FY'24	Change
Weighted Average Occupancy	87.9%	87.0%	90 bps	87.4%	86.5%	90 bps
RevPAR[2]	$3,834	$3,626	5.7%	$3,783	$3,572	5.9%
RevPOR[2]	$4,363	$4,170	4.6%	$4,330	$4,130	4.8%
Resident Revenue	$59.1	$56.0	5.5%	$233.8	$220.4	6.1%
Adjusted Operating Expenses[3]	$42.8	$40.8	4.9%	$168.7	$160.1	5.4%
Community NOI[2]	$16.3	$15.3	6.5%	$65.2	$60.3	8.1%
Community NOI Margin[2]	27.6%	27.3%	30 bps	27.9%	27.4%	50 bps

Figures rounded to the nearest tenth and numbers presented may vary to numbers presented in the appendix due to rounding.
(1) Based on Same-Store Community Portfolio which includes operating results and data for 55 consolidated communities See appendix at the end of this presentation for definitions and reconciliation of non-GAAP financial measures.
(2) Same-Store RevPAR and Same-Store RevPOR are KPIs (see appendix at the end of this presentation for definitions). Same-Store Community NOI and Same-Store Community NOI Margin are non-GAAP financial measures (see reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation).
(3) Adjusted Operating Expenses exclude professional fees, settlement expense, income tax, personal property tax, casualty gains and losses, and other expenses (corporate operating expenses not allocated to the communities). See reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation.

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17

Q4/FY 2025 Financial Comparisons: Acquisition Communities At-Share[1]

SONIDA SENIOR LIVING

Q4 Occupancy: +130 bps vs Q4’24
Q4 Community NOI: +$1.9M and +59.4%
Q4 Community NOI Margin: +240 bps vs Q4’24

FY Occupancy: +680 bps vs FY’24
FY Community NOI: +$14.4M and +369.2%
FY Community NOI Margin: +550 bps vs FY’24

$ in millions, except RevPAR and RevPOR	Q4’25	Q4’24	Change	FY’25	FY’24	Change
Weighted Average Occupancy	77.3%	76.0%	130 bps	77.6%	70.8%	680 bps
RevPAR[2]	$4,762	$4,484	6.2%	$4,776	$4,176	14.4%
RevPOR[2]	$6,165	$5,901	4.5%	$6,156	$5,898	4.4%
Resident Revenue	$21.1	$14.7	43.5%	$74.2	$20.3	265.5%
Adjusted Operating Expenses[3]	$16.0	$11.5	39.1%	$55.9	$16.4	240.9%
Community NOI[2]	$5.1	$3.2	59.4%	$18.3	$3.9	369.2%
Community NOI Margin[2]	24.2%	21.8%	240 bps	24.7%	19.2%	550 bps

Figures rounded to the nearest tenth and numbers presented may vary to numbers presented in the appendix due to rounding.
(1) At-Share reflects acquisitions at Sonida’s respective ownership share: Stone JV acquisition (32.71% ownership share) and Palatine JV acquisition (51% ownership share).
(2) Acquisition Communities at-share RevPAR and RevPOR are KPIs (see appendix at the end of this presentation for definitions). Acquisition at-share Community NOI and Community NOI Margin are non-GAAP financial measures. See reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation.
(3) Adjusted Operating Expenses exclude professional fees, settlement expense, income tax, personal property tax, casualty gains and losses, and other expenses (corporate operating expenses not allocated to the communities). See reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation.

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18

FY 2025 Financial Comparisons: Total Portfolio At-Share(1)

SONIDA SENIOR LIVING

FY Community NOI: +$15.2M and +21.9% vs FY'24

$ in millions, except RevPAR and RevPOR	FY'25	FY'24	Change
Available Units(2)	6,991	6,100	+891
Weighted Average Occupancy	84.9%	85.4%	(50) bps
RevPAR(3)	$3,984	$3,685	8.1%
RevPOR(3)	$4,694	$4,316	8.8%
Resident Revenue	$334.3	$269.8	23.9%
Adjusted Operating Expenses(4)	$249.8	$200.5	24.6%
Community NOI(3)	$84.5	$69.3	21.9%
Community NOI Margin(3)	25.3%	25.7%	(40) bps

Weighted Average Occupancy unfavorably impacted due to addition of Acquisition Communities at lower occupancy levels (see previous slide)

Figures rounded to the nearest tenth and numbers presented may vary to numbers presented in the appendix due to rounding.
(1) Total Portfolio At-Share includes the results from the Company's Same-Store, Acquisition and Repositioning Portfolios. See appendix at the end of this presentation for definitions.
(2) Reflects the weighted average number of units for the Same-Store, Acquisition, and Repositioning Portfolios for the period.
(3) RevPAR and RevPOR are KPIs (see appendix at the end of this presentation for definitions). Community NOI and Community NOI Margin are non-GAAP financial measures. See reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation).
(4) Adjusted Operating Expenses exclude professional fees, settlement expense, income tax, personal property tax, casualty gains and losses, and other expenses (corporate operating expenses not allocated to the communities). See reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation.

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19

2026 Community Portfolio Composition Preview 20 (1) Reflects Sonida’s respective ownership share of certain acquisitions: Stone JV acquisition (32.71% ownership share) and Palatine JV acquisition (51% ownership share). (2) Net Operating Income (“NOI”) and NOI Margin are non-GAAP financial measures. See reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation. Beginning in Q1 2026, Sonida’s community portfolios (including CHP assets) will be presented as follows: Non Same-Store Communities that are consolidated or wholly owned, and acquired in the current or prior year or not fully operational in both years NNN Triple Net Lease communities acquired in the CNL Healthcare Properties transaction 15 NNN Communities 1,301 Units Same-Store (At-Share)(1) Communities that are consolidated, wholly or partially owned, and operational for the full year in each year beginning as of January 1st of the prior year 114 Communities 11,508 Units 24 Communities 1,887 Units • Undergone or are undergoing significant changes in the business model or care offerings • Capital re-investment plans • Held-for-sale • 2025 acquisitions Lease Expiry 13 Communities - May 2030 1 Community – August 2031 1 Community – July 2032 Utilizing our go forward definition of Same-Store (At-Share), the Q4’25 pro-forma results for the legacy Sonida portfolio (6,051 available units) would have resulted in: 16.2% YoY NOI(2) Growth 27.8% NOI Margin(2)

83.5 75.2 77.9 81.1 81.4 81.6 82.1 82.9 83.7 83.8 83.8 84.8 85.7 85.7 86.1 87.1 87.0 87.0 86.8 87.7 87.9 84.2 76.5 79.5 82.3 82.2 82.7 83.2 84.1 84.5 84.9 84.8 86.2 86.5 87.0 87.3 88.1 87.7 87.9 87.9 89.2 88.4 Q4 '19 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1' 23 Q2' 23 Q3' 23 Q4' 23 Q1' 24 Q2' 24 Q3' 24 Q4' 24 Q1' 25 Q2' 25 Q3' 25 Q4' 25 Weighted Average Occupancy End of Period Spot Occupancy Same-Store Occupancy Growth(1) 21 Quarterly Occupancy (in %) Pandemic low point (1) Same-Store Community Portfolio (see appendix at the end of this presentation for definitions) includes operating results and data for 55 communities consolidated as of December 31, 2025. The February 2022 acquisitions of the Plainfield and Brownsburg communities are included in the Same-Store occupancy starting in March 2022. Pre-pandemic

$3,917 $4,020 $4,170 $4,158 $4,170 $4,244 $4,361 $4,353 $4,363 $2,500 $2,750 $3,000 $3,250 $3,500 $3,750 $4,000 $4,250 $4,500 12/ 202 3 03/ 202 4 06/ 202 4 09/ 202 4 12/ 202 4 03/ 202 5 06/ 202 5 09/ 202 5 12/ 202 5 $3.1M $3.2M $0.0M $0.5M $1.0M $1.5M $2.0M $2.5M $3.0M $3.5M $15.6M $14.0M $0.0M $2.0M $4.0M $6.0M $8.0M $10.0M $12.0M $14.0M $16.0M $18.0M $196.7M $186.4M $0M $50M $100M $150M $200M $250M Same-Store Revenue Highlights(1) (1) Same-Store Community Portfolio includes operating results and data for 55 communities consolidated as of December 31, 2025. See appendix at the end of this presentation for definitions. (2) Includes Private Pay and Medicaid base rent only. • March 1, 2026 resident lease renewal rate average increase of 7.9% • Underlying RevPOR growth remains strong as occupancy continues to ramp RevPOR YoY Rate Changes(2) RevPOR QoQ Rent Trend(2) 2025 2024 Private Rent: +5.5% YoY 2025 2024 Level of Care: +11.4% YoY Concessions/Discounts: -3.1% YoY 2025 2024 22 Care Level 2025 2024 Difference % Change Independent Living 2,976$ 2,836$ 140$ 4.9% Assisted Living 4,969$ 4,779$ 190$ 4.0% Memory Care 6,471$ 6,237$ 234$ 3.8% Blended Total 4,330$ 4,130$ 200$ 4.8% Q4’23 Q1’24 Q2’24 Q3’24 Q4’24 Q1’25 Q2’25 Q3’25 Q4’25 +11.4%

$2,766 $2,906 $2,842 $2,894 $2,925 $2,945 $2,999 $3,058 $3,037 5.1% -2.2% 1.8% 1.1% 0.7% 1.8% 2.0% -0.7% -3.0% -2.0% -1.0% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% $2,600 $2,650 $2,700 $2,750 $2,800 $2,850 $2,900 $2,950 $3,000 $3,050 $3,100 12/ 202 3 03/ 202 4 06/ 202 4 09/ 202 4 12/ 202 4 03/ 202 5 06/ 202 5 09/ 202 5 12/ 202 5 Same-Store Cost Discipline Drives Continued Stability(1) 23 (1) Same-Store Community Portfolio includes operating results and data for 55 communities consolidated as of December 31, 2025. See appendix at the end of this presentation for definitions. (2) Excludes benefits. (3) Same-Store ExpPOR is a KPI (see appendix at the end of this presentation for definitions). Labor Costs Trend as a Percent of Revenue (2)(3) $23.0M $23.5M $23.1M $23.9M $24.1M $24.7M $25.0M $25.6M $25.4M 44.4% 44.3% 41.7% 42.7% 43.1% 43.2% 42.7% 43.4% 43.0% 40.0% 40.5% 41.0% 41.5% 42.0% 42.5% 43.0% 43.5% 44.0% 44.5% 45.0% $0.0M $5.0M $10.0M $15.0M $20.0M $25.0M $30.0M 12/2023 03/2024 06/2024 09/2024 12/2024 03/2025 06/2025 09/2025 12/2025 Direct Labor Contract Labor Other Labor % of Revenue Q4’24 Q1’24 Q2’24 Q3’24 Q4’24 Q1’25 Q2’25 Q3’25 Q4’25 Category 2025 2024 Difference Direct Labor 34.6% 34.0% (0.6%) Contract Labor 0.4% 0.8% 0.4% Other Labor 8.1% 8.2% 0.1% Total 43.1% 43.0% (0.1%) QoQ% ChangeRate ExpPOR (2)(3) Q4’24 Q1’24 Q2’24 Q3’24 Q4’24 Q1’25 Q2’25 Q3’25 Q4’25 2025 2024 Difference % Change RevPOR 4,330$ 4,130$ 200$ 4.8% ExPOR 3,010$ 2,892$ 118$ 4.1% Spread 1,320$ 1,238$ 82$ +70 bps

Enhanced Balance Sheet Positioned for Future Growth

SONIDA SENIOR LIVING

Debt Summary (as of December 31, 2025)

($ in millions)

Debt		Debt Outstanding	Interest Rate[1]
Fixed Rate Agency	$	366.5	4.59%
Floating Rate Agency		49.2	6.26%
Fixed Rate Mortgage		18.3	3.00%
Fixed Rate Financing - Insurance and Other		2.0	5.60%
Floating Rate Mortgage		140.4	6.28%
Bridge Loan[3]		-	5.69%
3-Year Term Loan A[3]		-	5.64%
5-Year Term Loan A[3]		-	5.64%
Secured Revolving Credit Facility ($150M)[3]		95.1	6.60%
Consolidated JV Debt		21.7	6.59%
Total Consolidated Debt / Wtd. Average	**$**	**693.1**	**5.35%**
Unconsolidated JV at-share (Fixed)		11.2	7.30%
Non-Controlling Interest Consolidated JV		(10.6)	6.59%
Total Debt / Wtd. Average At Share	**$**	**693.7**	**5.36%**
Fixed Mortgage Notes Classified as Held for Sale[2]		13.0	4.25%

Pro Forma Debt Summary (Post-Merger)

($ in millions)

Debt		Debt Outstanding	Interest Rate[1][5]
Fixed Rate Agency	$	366.5	4.59%
Floating Rate Agency		49.2	6.26%
Fixed Rate Mortgage		18.3	3.00%
Fixed Rate Financing - Insurance and Other		2.0	5.60%
Floating Rate Mortgage		140.4	5.92%
Bridge Loan[3]		270.0	5.69%
3-Year Term Loan A[3]		262.5	5.64%
5-Year Term Loan A[3]		262.5	5.64%
Secured Revolving Credit Facility ($405M)[3][4]		245.0	5.69%
Consolidated JV Debt		21.7	6.59%
Total Consolidated Debt / Wtd. Average	**$**	**1,638.1**	**5.44%**
Unconsolidated JV at-share (Fixed)		11.2	7.30%
Non-Controlling Interest Consolidated JV		(10.6)	6.59%
Total Debt / Wtd. Average At Share	**$**	**1,638.7**	**5.45%**
Fixed Mortgage Notes Classified as Held for Sale[2]		13.0	4.25%

Debt Maturities – Consolidated Communities (as of December 31, 2025)

($ in millions)

Year	Amortization	Paydown	Maturity	Total - Year
2026[2]	($3.9)	($3.0)	($1.7)	**($8.6)**
2027	($3.2)	($3.0)	($114.9)	**($121.2)**
2028	($3.4)	-	($131.0)	**($134.4)**
2029	($0.1)	-	($408.5)	**($408.6)**
2030	($0.1)	-	-	**($0.1)**
Thereafter	-	-	($20.3)	**($20.3)**
Totals	**($10.7)**	**($6.0)**	**($676.4)**	**($693.1)**

Pro Forma Debt Maturities – Consolidated Communities (Post-Merger)

($ in millions)

Year	Amortization	Paydown	Maturity[6]	Total - Year
2026[2]	($3.9)	($3.0)	($1.7)	**($8.6)**
2027	($3.2)	($3.0)	($289.9)	**($296.1)**
2028	($3.4)	-	($131.0)	**($134.4)**
2029	($0.1)	-	($671.0)	**($671.1)**
2030	($0.1)	-	($245.0)	**($245.1)**
Thereafter	-	-	($282.8)	**($282.8)**
Totals	**($10.7)**	**($6.0)**	**($1,621.4)**	**($1,638.1)**

(1) Amounts may vary due to rounding. Variable rates calculated based on the lower of monthly lender statements or capped interest rate where applicable. Revolving credit facility rate calculated based on weighted daily average of outstanding borrowings for the preceding quarter.
(2) Represents $13M in fixed rate mortgage at 4.25% interest in connection with one community classified as held-for-sale as of December 31, 2025. On January 1, 2026 the Company and lender entered into the Second Omnibus Amendment, resulting in a revised payment schedule in lieu of principal and interest payments alongside an amended maturity date of June 30, 2026.
(3) For illustrative and comparison purposes, new variable loan rates reflect designated Term SOFR Administrator rate published December 31, 2025 plus margin.
(4) For illustrative and comparison purposes, existing debt outstanding presented as of December 31, 2025 with pro-forma amounts for additional borrowings added. As of March 11, 2026, the closing date of the CHP Merger, the outstanding borrowings on the facility totaled $101M.
(5) The Bridge Loan, 3-Year Term Loan A, 5 Year Term Loan A, and Secured Revolving Credit Facility (the "Permanent Facilities") feature a leverage based applicable margin of SOFR + 130-195 on the two aforementioned Term Loans and SOFR + 135-200 for the Bridge Loan and Revolving Credit Facility.
(6) Includes $270M in Bridge Loan financing drawn at completion of the CHP Merger with a 364-day maturity alongside a 25bps interest increase every 90 days through 270 days. The Company is in active negotiations with additional lenders to replace this within 90 days.

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24

25Dogwood Forest Capital Allocation Strategy

Senior Housing Entering Multi-Year Demand Acceleration Data sourced from Oxford Economics, US Census and NIC MAP Visible demographic-driven demand acceleration while supply troughs 80+ Population Growth Driving Demand Q4’25 New Construction Down 65% from Peak 15,000 20,000 25,000 30,000 35,000 40,000 45,000 50,000 55,000 60,000 65,000 70,000 75,000 % Occ % Inventory and Absorption Unit Starts Period Average Q4’15 Q4’25 26 Q4’15 Q4’25 Absorption, Inventory Growth and Occupancy – Primary & Secondary Markets Q4’25 vs Q4’23 Occupancy +400 bps 75% 77% 79% 81% 83% 85% 87% 89% 91% 93% 95% -25,000 -20,000 -15,000 -10,000 -5,000 0 5,000 10,000 15,000 20,000 25,000 Absorption Inventory Growth Occupancy 3.7% 3.3% 3.1% 7.3% 5.3% 4.8% 4.4% 7.1% 10.5% 18.5% 24.8% 30.8% 36.5% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 2024 2025 2026 2027 2028 2029 2030 80+ Demographic Growth Rates - Census Bureau Projections ‘24-’30 80+ Pop. YoY Increase 80+ Pop. % Increase vs. 2023 Driving Occupancy Growth and Strong Net Absorption Senior Housing Units Under Construction – Primary & Secondary Markets 36.5%+ growth of ~4M people to ~18.8M through 2030 2024 2025 2026 2027 2028 2029 2030

Disciplined Capital Allocation Framework 27 Focused on per-share value creation Return Framework Investment Discipline Capital Allocation Priorities § 9%+ stabilized cap rates § Mid-teens+ unlevered IRRs § Below replacement cost § Accretive to NAV and normalized FFO per share § Operational upside through occupancy and margin improvement § No reliance on cap rate compression § Conservative occupancy and expense assumptions § Optimize existing portfolio § Deploy into high-return acquisitions § Maintain balance sheet strength § Organic and inorganic deleveraging Since 2024: • >$2 billion of senior housing investments • 61 communities à 153 communities

Operational Leverage 28 Sonida acquisition & operational playbook drives outsized return on investment and generates cost synergies through internal management Stabilize and elevate community leadership Leverage Sonida systems and processes to manage costs Implement Sonida marketing & programming to drive occupancy and rate NOI growth Acquisition Communities • 59.4% YoY NOI growth in Q4’25 2024 Acquisition Cohort(1) • ~11% yield-on-cost in Q4’25 (1) See next slide for more details on 2024 acquisition cohort

2024 Acquisition Cohort: Trending Ahead of Plan[(1)]

2024 acquisition cohort ahead of underwriting at approximately 11% yield-on-cost based on Q4 2025 annualized NOI

- Anticipated 18-24 month timeline for stabilization of distressed and underperforming assets acquired
- Underwritten to 10%+ stabilized yield-on-cost driven primarily by occupancy and margin
- Improvements implemented in people, processes and systems


Joint Ventures
Wholly-Owned
11 Assets
$145M
8 Assets
$107M(2)

FY'25 vs December 2024 (annualized)

Weighted Average Occupancy[(3)]	Community NOI[(3)]	Community NOI Margin[(3)]
+350 bps	**+104.4%**	**+1,250 bps**



Summit Corners
Macedonia, OH



Waterford of Round Rock (Palatine JV)
Round Rock, TX



The Ashton at Anderson (Stone JV)
Cincinnati, OH



The Addison of St. Johns (Palm Portfolio)
St. Augustine, FL



The Addison of Sandy Springs
Peachtree Corners, GA

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(1) Subset of the Acquisition Community Portfolio. Excludes The Wellington at North Bend Crossing – Vista, December 31, 2024 acquisition in Cincinnati, OH, which was not in operation at closing. Community never opened due to foreclosure on the construction borrower but was opened by Sonida in July 2025.
(2) Aggregate purchase price at 100% share including capex and other funding costs. Includes Stone JV acquisition ($21.3 million gross purchase price of four assets at Sonida 32.71% ownership share) and Palatine JV acquisition ($17.5 million gross purchase price of four assets at Sonida's 51% ownership share).
(3) At-Share.

29

Closing of CHP Transaction Expands Pipeline 30 Sonida uniquely positioned as strategic partner and well-capitalized owner/operator New 3rd Party Management Relationships Creates Off Market Deployment Opportunities Increased Geographic Footprint Across New Regions and Markets Strengthened Balance Sheet and Deeper Access to Capital Broader Asset Mix Expands Operating Playbook

Primed for Multiyear Investment Opportunity

Sonida is a differentiated acquiror, advantageously combining characteristics of both REITs and operators

Consolidation of a Fragmented and Dislocated Market

Anticipated Early Innings of Multi-Year Senior Housing Recovery
Favorable industry tailwinds (aging population and low supply) driving positive net absorption and rate growth

Distressed & Fatigued Capital Structures
Overleveraged capital structures coupled with end-of-fund life fatigue creates a significant opportunity for a well capitalized buyer

Limited Institutional Operators
Many local operators are unable to invest in platforms that support both scale and operational excellence

Sonida is A Differentiated Acquiror

Full Control of Operations
- ✓ Able to turnaround distressed situations
- ✓ Access to real-time operating data to aid investment decisions

Creative Financing and Structuring
- ✓ Can tailor investment structures depending on deal profile

Financing Capabilities
- ✓ Balance sheet capacity and strong lender relationships

Operating Model
- ✓ Operating model unlocks greater asset performance through economies of scale synergies

Deal Networking
- ✓ Local / regional teams cultivate relationships and reputation
- ✓ Access to opportunities driven by both capital and operational needs

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31

Appendix – Supplemental Information 32

A-1 Operating Highlights A-2 Community NOI A-3 Net Operating Income Reconciliation A-4 Adjusted EBITDA Reconciliation A-5 Table of Contents Sonida Investment Portfolio - Market Fundamentals Definitions A-6 Non-GAAP Financial Measures A-7 33

Definitions A-1 Acquisition Community Portfolio is defined by the Company as communities that are wholly or partially owned, acquired in the current or prior year and are not operational in both years. An operational community is defined as a community that has maintained its certificate of occupancy and has made at least 80% of its wholly or partially owned units available for five consecutive quarters. Available Units is defined by the Company as all units that are part of the Total Portfolio, excluding those that were out of service for the named period. Available Units is used in the calculation of RevPAR and occupancy. ExpPOR, or average monthly expenses per occupied unit, is defined by the Company as operating expenses for the period, divided by the weighted average number of occupied units in the corresponding portfolio for the period, divided by the number of months in the period. Repositioning Portfolio is defined by the Company as communities that are wholly or partially owned and have undergone or are undergoing strategic repositioning as a result of significant changes in the business model, care offerings, and/or capital re-investment plans, that in each case, have disrupted, or are expected to disrupt, normal course operations. These communities will be included in the Same-Store Community Portfolio once operating under normal course operating structures for the full year in each year beginning as of January 1st of the prior year. RevPAR, or average monthly revenue per Available Unit, is defined by the Company as resident revenue for the period, divided by the weighted average number of Available Units in the corresponding portfolio for the period, divided by the number of months in the period. RevPOR, or average monthly revenue per occupied unit, is defined by the Company as resident revenue for the period, divided by the weighted average number of occupied units in the corresponding portfolio for the period, divided by the number of months in the period. Same-Store Community Portfolio is defined by the Company as communities that are consolidated, wholly or partially owned, and operational for the full year in each year beginning as of January 1st of the prior year. Consolidated communities excluded from the same-store community portfolio include the Acquisition Community Portfolio, the Repositioning Portfolio, and certain communities that have experienced a casualty event that has significantly impacted their operations. Senior Housing / Senior Housing Operating Properties (SHOP): "Senior Housing" is defined as residential real estate assets designed to accommodate the needs of senior residents, including but not limited to independent living, assisted living, and memory care facilities. Within this category, "Senior Housing Operating Properties" (SHOP) refers exclusively to those properties in which the Company, directly or through third- party management agreements, maintains operational control and bears the associated risks and rewards of ownership, including but not limited to occupancy, revenue generation, and operating expenses. For the avoidance of doubt, this definition expressly excludes senior housing properties subject to triple net lease agreements. Under such agreements, operational responsibilities, including property management, operating expenses, and financial performance, are borne solely by the lessee, and the Company’s involvement is limited to receiving fixed rental payments. As such, triple net lease assets are not included within the scope of the SHOP portfolio. Total Portfolio is defined by the Company as all communities that are wholly or partially owned and managed communities that are not owned. Total Owned Operating Portfolio is defined by the Company as all communities that are consolidated and wholly owned. Total Units is defined by the Company as all units that are part of the Total Portfolio, including those that were out of service for the named period.

Non-GAAP Financial Measures A-2 This investor presentation contains the financial measures (1) Net Operating Income, (2) Net Operating Income Margin, (3) Adjusted EBITDA, (4) Adjusted Operating Expenses, (5) Normalized FFO per share and (6) Same-store amounts for certain of these metrics, each of which is not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, net cash provided by (used in) operating activities, or revenue. Investors are cautioned that amounts presented in accordance with the Company’s definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. Investors are urged to review the reconciliations of these non-GAAP financial measures from the most comparable financial measures determined in accordance with GAAP, which are included below. Net Operating Income and Net Operating Income Margin are non-GAAP performance measures that the Company defines as net income (loss) excluding: general and administrative expenses (inclusive of stock-based compensation expense), interest income, interest expense, other income (expense), provision for income taxes, management fees, and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include depreciation and amortization expense, transaction, transition and restructuring costs, impairment of assets held for sale, gain on extinguishment of debt, loss from equity method investment, casualty loss, non-recurring settlement fees, non-income tax, and non-property tax. Net Operating Income Margin is calculated by dividing Net Operating Income by resident revenue. The Company presents these non-GAAP measures on a consolidated community and same-store community basis. Adjusted EBITDA is a non-GAAP performance measure that the Company defines as net income (loss) excluding: depreciation and amortization expense, interest income, interest expense, other expense/income, provision for income taxes; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include stock-based compensation expense, provision for credit losses, impairment of assets held for sale, casualty losses, and transaction, transition and restructuring costs. Adjusted Operating Expenses is a non-GAAP performance measure that the Company defines as operating expenses excluding professional fees, settlement expense, income tax, personal property tax, casualty gains and losses, and other expenses (corporate operating expenses not allocated to the communities). The Company believes that presentation of Net Operating Income and Net Operating Income Margin as performance measures is useful to investors because such measures are some of the metrics used by the Company’s management to evaluate the performance of the Company’s owned portfolio of communities, to review the Company’s comparable historic and prospective core operating performance of the Company’s owned communities, and to make day-today operating decisions. The Company also believes that the presentation of such non-GAAP financial measures and Adjusted EBITDA is useful to investors because such measures provide an assessment of operational factors that management can impact in the short-term, primarily revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods.

Non-GAAP Financial Measures, cont. A-2 Net Operating Income, Net Operating Income Margin, and Adjusted Operating Expenses have material limitations as performance measures, including the exclusion of general and administrative expenses that are necessary to operate the Company and oversee its communities. Furthermore, such non-GAAP financial measures and Adjusted EBITDA exclude (i) interest that is necessary to operate the Company’s business under its current financing and capital structure, and (ii) depreciation, amortization, and impairment charges that may represent the wear and tear and/or reduction in value of the Company’s communities and other assets and may be indicative of future needs for capital expenditures. The Company may also incur income/expense similar to those for which adjustments may be made and such income/expense may significantly affect the Company’s operating results. Normalized FFO attributable to common stockholders (“Normalized FFO”) is a non-GAAP performance measure that the Company defines as net income (loss) attributable to common shareholders plus real estate related depreciation and amortization, plus share of real estate related depreciation and amortization from unconsolidated entities, less non-controlling interests’ share of real estate related depreciation and amortization, plus gains (losses) from the sale of depreciable real estate assets less taxes associated with real estate dispositions; plus (less) long-lived impairment of real estate, plus transaction, transition and restructuring costs, conversion costs, casualty losses, debt modification costs, gains / losses on derivatives, gains / losses on extinguishment of debt and other non-recurring credits or expenses. Normalized FFO per share is calculated by dividing Normalized FFO by total common shares outstanding. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers Normalized FFO and Normalized FFO per share to be appropriate supplemental measures of operating performance. The Company believes that the presentation of Normalized FFO and Normalized FFO per share are useful measures for investors’ understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses on depreciable real estate and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), Normalized FFO and Normalized FFO per share allow investors, analysts and Company management to compare the Company’s operating performance across periods on a consistent basis. .

Operating Highlights

	2024 Q1	2024 Q2	2024 Q3	2024 Q4	FY 2024	2025 Q1	2025 Q2	2025 Q3	2025 Q4	FY 2025
Same-Store										
Resident Revenue	$ 53,133	$ 55,363	$ 55,905	$ 56,039	$ 220,440	$ 57,238	$ 58,524	$ 58,928	$ 59,117	$ 233,807
Community NOI	$ 13,239	$ 16,156	$ 15,679	$ 15,275	$ 60,349	$ 16,054	$ 16,714	$ 16,087	$ 16,297	$ 65,152
Community NOI Margin	24.9%	29.2%	28.0%	27.3%	27.4%	28.0%	28.6%	27.3%	27.6%	27.9%
Units available	5,138	5,140	5,143	5,151	5,143	5,164	5,152	5,147	5,140	5,151
Weighted average occupancy	85.7%	86.1%	87.1%	87.0%	86.5%	87.0%	86.8%	87.7%	87.9%	87.4%
RevPOR	$ 4,020	$ 4,170	$ 4,158	$ 4,170	$ 4,130	$ 4,244	$ 4,361	$ 4,353	$ 4,363	$ 4,330
RevPAR	$ 3,447	$ 2,590	$ 3,623	$ 3,626	$ 3,572	$ 3,694	$ 3,787	$ 3,817	$ 3,834	$ 3,783
Acquisitions At-Share										
Resident Revenue		$ 1,168	$ 4,470	$ 14,682	$ 20,320	$ 15,980	$ 17,281	$ 19,774	$ 21,147	$ 74,182
Community NOI		$ 175	$ 561	$ 3,176	$ 3,912	$ 4,162	$ 4,090	$ 4,966	$ 5,094	$ 18,312
Community NOI Margin		15.0%	12.6%	21.6%	19.3%	26.0%	23.7%	25.1%	24.1%	24.7%
Units available		114	421	1,091	405	1,151	1,202	1,344	1,480	1,294
Weighted average occupancy		55.8%	61.3%	76.0%	70.9%	76.7%	77.3%	79.1%	77.3%	77.6%
RevPOR		$ 6,119	$ 5,769	$ 5,901	$ 5,898	$ 6,038	$ 6,205	$ 6,203	$ 6,165	$ 6,156
RevPAR		$ 3,429	$ 3,540	$ 4,484	$ 4,176	$ 4,629	$ 4,793	$ 4,904	$ 4,762	$ 4,776
Total Portfolio At-Share[(1)]										
Resident Revenue	$ 60,737	$ 63,907	$ 67,506	$ 77,610	$ 269,760	$ 79,935	$ 82,427	$ 85,168	$ 86,724	$ 334,254
Community NOI	$ 14,915	$ 17,857	$ 17,373	$ 19,203	$ 69,348	$ 20,452	$ 21,465	$ 21,008	$ 21,580	$ 84,505
Community NOI Margin	24.6%	27.9%	25.7%	24.7%	25.7%	25.6%	26.0%	24.7%	24.9%	25.3%
Units available	5,692	5,808	6,113	6,794	6,100	6,869	6,898	7,033	7,164	6,991
Weighted average occupancy	85.9%	85.6%	85.2%	84.9%	85.4%	84.7%	84.6%	85.3%	84.9%	84.9%
RevPOR	$ 4,140	$ 4,287	$ 4,319	$ 4,486	$ 4,316	$ 4,578	$ 4,709	$ 4,732	$ 4,753	$ 4,694
RevPAR	$ 3,557	$ 3,668	$ 3,681	$ 3,808	$ 3,685	$ 3,879	$ 3,983	$ 4,037	$ 4,035	$ 3,984

Note: Dollars in '000s except for RevPOR and RevPAR. Numbers may vary due to rounding.
(1) Total Portfolio At-Share includes the results from the company's Repositioning Portfolio. Repositioning Portfolio Community NOI and Community NOI Margin are $0.2M and 2.9% for Q4'25.

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A-3

Community NOI

	2024 Q1	2024 Q2	2024 Q3	2024 Q4	FY 2024	2025 Q1	2025 Q2	2025 Q3	2025 Q4	FY 2025
Resident Revenue										
Independent Living[1]	$ 16,305	$ 16,961	$ 17,290	$ 17,181	$ 67,737	$ 17,308	$ 17,685	$ 17,582	$ 17,524	$ 70,099
Assisted Living[1]	26,841	28,237	28,181	28,619	111,878	29,368	30,077	30,254	30,370	120,069
Memory Care[1]	9,275	9,457	9,693	9,513	37,938	9,837	10,018	10,305	10,405	40,565
Community Fees	440	466	468	460	1,834	454	444	493	521	1,912
Other Income	272	242	273	266	1,053	271	300	294	297	1,162
Total Same-Store Community Resident Revenue	53,133	55,363	55,905	56,039	220,440	57,238	58,524	58,928	59,117	233,807
Resident Revenue for Non Same-Store Communities	7,604	7,745	11,046	21,014	47,409	22,017	23,321	25,669	27,143	98,150
Consolidated Resident Revenue	60,737	63,108	66,951	77,053	267,849	79,255	81,845	84,597	86,260	331,957
Less: Noncontrolling Interest	-	-	(1,584)	(1,516)	(3,100)	(1,607)	(1,752)	(1,836)	(1,945)	(7,140)
Plus: Pro Rata Resident Revenue for Unconsolidated Joint Venture	-	799	2,139	2,073	5,011	2,287	2,334	2,407	2,409	9,437
Total Resident Revenue, At-Share	$ 60,737	$ 63,907	$ 67,506	$ 77,610	$ 269,760	$ 79,935	$ 82,427	$ 85,168	$ 86,724	$ 334,254
Adjusted Operating Expenses										
Total Labor And Related Expenses[2]	$ 24,711	$ 24,020	$ 24,616	$ 25,232	$ 98,579	$ 25,826	$ 26,081	$ 27,120	$ 26,913	$ 105,940
Contract Labor	311	554	571	362	1,798	364	490	(88)	162	928
Food	2,782	2,961	2,973	2,960	11,676	2,550	2,873	3,016	3,041	11,480
Utilities	2,948	2,352	2,820	2,619	10,739	3,149	2,625	2,993	2,838	11,605
Real Estate Taxes	1,817	2,076	1,884	1,788	7,565	1,915	1,990	1,945	1,979	7,829
Advertising And Promotions	930	920	1,009	981	3,840	1,033	997	1,049	972	4,051
Insurance	1,188	1,179	1,107	1,128	4,602	1,132	1,087	1,150	1,166	4,535
Supplies	969	915	905	985	3,774	867	914	886	893	3,560
Service Contracts	1,253	1,181	1,257	1,346	5,037	1,548	1,402	1,470	1,543	5,963
All Other Operating Expenses	2,985	3,049	3,084	3,363	12,481	2,800	3,351	3,300	3,313	12,764
Total Same-Store Adjusted Operating Expense	39,894	39,207	40,226	40,764	160,091	41,184	41,810	42,841	42,820	168,655
Adjusted Operating Expenses for Non Same-Store Communities	5,928	6,285	9,636	17,241	39,090	17,930	18,799	20,992	22,096	79,817
Other Operating Expenses[3]	495	489	630	1,220	2,834	1,300	811	1,315	1,323	4,749
Total Operating Expense	46,317	45,981	50,492	59,225	202,015	60,414	61,420	65,148	66,239	253,221
Less: Other Operating Expenses[3]	(495)	(489)	(630)	(1,220)	(2,834)	(1,300)	(811)	(1,315)	(1,323)	(4,749)
Less: Noncontrolling Interest		-	(1,371)	(1,455)	(2,826)	(1,414)	(1,477)	(1,470)	(1,558)	(5,919)
Plus: Pro Rata Operating Expenses for Unconsolidated Joint Venture		558	1,642	1,857	4,057	1,783	1,830	1,797	1,786	7,196
Total Adjusted Operating Expenses, At-Share	$ 45,822	$ 46,050	$ 50,133	$ 58,407	$ 200,412	$ 59,483	$ 60,962	$ 64,160	$ 65,144	$ 249,749
Net Operating Income										
Same-Store Community NOI	$ 13,239	$ 16,156	$ 15,679	$ 15,275	$ 60,349	$ 16,054	$ 16,714	$ 16,087	$ 16,297	$ 65,152
Same-Store Community NOI Margin	24.9%	29.2%	28.0%	27.3%	27.4%	28.0%	28.6%	27.3%	27.6%	27.9%
Non Same-Store Community NOI	$ 1,676	$ 1,460	$ 1,410	$ 3,773	$ 8,319	$ 4,087	$ 4,522	$ 4,677	$ 5,047	$ 18,333
Non Same-Store Community NOI Margin	22.0%	18.9%	12.8%	18.0%	17.5%	18.6%	19.4%	18.2%	18.6%	18.7%
Total Community NOI	$ 14,915	$ 17,616	$ 17,089	$ 19,048	$ 68,668	$ 20,141	$ 21,236	$ 20,764	$ 21,344	$ 83,485
Less: Noncontrolling Interest		$ -	$ (213)	$ (60)	$ (273)	$ (193)	$ (275)	$ (366)	$ (387)	$ (1,221)
Plus: Pro Rata NOI for Unconsolidated Joint Venture		$ 241	$ 497	$ 215	$ 953	$ 504	$ 504	$ 610	$ 623	$ 2,241
Total Community NOI, At-Share	$ 14,915	$ 17,857	$ 17,373	$ 19,203	$ 69,348	$ 20,452	$ 21,465	$ 21,008	$ 21,580	$ 84,505

Portfolio Unit Build

(as of December 31, 2025)

Total Units	9,171
Owned Units, At-Share [4][5]	7,307
Available Units, At-Share [4][5][6]	7,165

Note: Dollars in 000s. Numbers may vary due to rounding.

(1) Includes Second Person and Level of Care fees.

(2) Includes benefits, overtime, payroll taxes and related labor costs, excluding contract labor.

(3) Other Operating Expenses includes casualty gains and losses, settlement expense, non-income tax, non-property tax, and other expenses.

(4) At-share applies to Sonida's ownership share in JVs. KZ JV acquisition (Sonida's 32.71% ownership share) and Palatine JV acquisition (Sonida's 51% ownership share).

(5) Excludes managed communities.

(6) Excludes 142 Owned Units that are out of service.

Find your joy here.

A-4

Net Operating Income Reconciliation

	2024 Q1	2024 Q2	2024 Q3	2024 Q4	FY 2024	2025 Q1	2025 Q2	2025 Q3	2025 Q4	FY 2025
Net income (loss)	**$ 27,019**	**$ (9,816)**	**$ (14,265)**	**$ (6,218)**	**$ (3,280)**	**$ (13,025)**	**$ (1,973)**	**$ (27,348)**	**$ (30,146)**	**$ (72,492)**
General and administrative expense	6,812	8,713	9,695	8,903	34,123	8,472	9,729	10,529	11,121	39,851
Transaction, transition and restructuring costs[1]	399	465	2,098	2,912	5,874	610	461	6,174	8,986	16,231
Depreciation and amortization expense	9,935	10,067	10,729	13,320	44,051	13,686	13,646	14,627	14,809	56,768
Impairment of assets held for sale	-	-	-	-	-	-	-	4,733	7,792	12,525
Interest income	(139)	(387)	(853)	(302)	(1,681)	(242)	(986)	(394)	(481)	(2,103)
Interest expense	8,591	8,964	9,839	9,596	36,990	9,446	9,271	9,910	10,008	38,635
Gain on extinguishment of debt, net	(38,148)	-	-	(10,388)	(48,536)	-	-	-	-	-
Loss from equity method investment	-	35	146	714	895	330	383	374	283	1,370
Other (income) expense, net	479	(253)	153	161	540	550	(9,063)	1,902	(1,337)	(7,948)
Provision for income tax	66	59	68	46	239	75	91	88	76	330
Management fees	(594)	(720)	(1,151)	(916)	(3,381)	(1,061)	(1,134)	(1,146)	(1,090)	(4,431)
Other expenses[2]	495	489	630	1,220	2,834	1,300	811	1,315	1,323	4,749
Total Community NOI	14,915	17,616	17,089	19,048	68,668	20,141	21,236	20,764	21,344	83,485
Less: Non Same-Store Community NOI	(1,676)	(1,460)	(1,410)	(3,773)	(8,319)	(4,087)	(4,522)	(4,677)	(5,047)	(18,333)
Same-Store Community NOI	$ 13,239	$ 16,156	$ 15,679	$ 15,275	$ 60,349	$ 16,054	$ 16,714	$ 16,087	$ 16,297	$ 65,152

Note: Dollars in 000s. Numbers may vary due to rounding.
(1) Transaction, transition and restructuring costs relate to legal and professional fees incurred for transactions, restructure projects or related projects.
(2) Other Expenses includes casualty losses, settlement expense, non-income tax, non-property tax, and other expenses.

Find your joy here.

A-5

Adjusted EBITDA Reconciliation

	2024					2025				
	Q1	Q2	Q3	Q4	FY 2024	Q1	Q2	Q3	Q4	FY 2025
Adjusted EBITDA										
Net income (loss)	$ 27,019	$ (9,816)	$ (14,265)	$ (6,218)	$ (3,280)	$ (13,025)	$ (1,973)	$ (27,348)	$ (30,146)	$ (72,492)
Depreciation and amortization expense	9,935	10,067	10,729	13,320	44,051	13,686	13,646	14,627	14,809	56,768
Stock-based compensation expense	575	1,211	1,408	1,175	4,369	973	1,226	1,424	1,426	5,049
Provision for credit losses	398	483	629	1,086	2,596	695	745	827	1,062	3,329
Interest income	(139)	(387)	(853)	(302)	(1,681)	(242)	(986)	(394)	(481)	(2,103)
Interest expense	8,591	8,964	9,839	9,596	36,990	9,446	9,271	9,910	10,008	38,635
Impairment of assets held for sale	-	-	-	-	-	-	-	4,733	7,792	12,525
Gain on extinguishment of debt, net	(38,148)	-	-	(10,388)	(48,536)	-	-	-	-	-
Other (income) expense, net	479	(253)	153	161	540	550	(9,063)	1,902	(1,337)	(7,948)
Provision for income taxes	66	59	68	46	239	75	91	88	76	330
Casualty losses[1]	298	557	267	960	2,082	775	697	1,216	748	3,436
Transaction, transition and restructuring costs[2]	399	465	2,098	2,912	5,874	632	439	6,174	8,986	16,231
Adjusted EBITDA	$ 9,473	$ 11,350	$ 10,073	$ 12,348	$ 43,244	$ 13,565	$ 14,093	$ 13,159	$ 12,943	$ 53,760
Noncontrolling Interest		-	(126)	34	(92)	(88)	(173)	(205)	(252)	(718)
Pro Rata Adjusted EBITDA for Unconsolidated Joint Venture		277	701	(324)	654	719	736	844	735	3,034
Adjusted EBITDA, At-Share	$ 9,473	$ 11,627	$ 10,648	$ 12,045	$ 43,793	$ 14,196	$ 14,656	$ 13,798	$ 13,426	$ 56,076

Note: Dollars in 000s. Numbers may vary due to rounding.
(1) Casualty losses relate to non-recurring insured claims for unexpected events.
(2) Transaction, transition and restructuring costs relate to legal and professional fees incurred for transactions, restructure projects or related projects.

Find your joy here.
A-6

Sonida Investment Portfolio - Market Fundamentals

	Sonida Owned Portfolio	Unit Inventory[1] 10 mile radius of the Company site(s)[2]			Statistics - 10 mile radius								Statistics - State							
					Population Growth			% of Population		Demographics			Population Growth			% of Population		Demographics		
State	Communities	Existing	Under Construction	% Increase	Total	75+	Adult Child[3]	75+	Adult Child[3]	Median HH Income	Median Home Value	Unemploy-ment %	Total	75+	Adult Child[3]	75+	Adult Child[3]	Median HH Income	Median Home Value	Unemploy-ment %
All/Wtd Avg	**140**	**2,694**	**37**	**+1.4%**	**+3.4%**	**+24.8%**	**+2.6%**	**7.8%**	**23.7%**	**$ 87,301**	**$ 369,225**	**4.1%**	**+3.4%**	**+23.9%**	**+1.5%**	**7.7%**	**24.1%**	**$ 76,023**	**$ 333,210**	**4.3%**
AL	**1**	62	-	-	+0.7%	+20.3%	(6.1%)	9.1%	24.1%	$ 64,792	$ 176,667	4.0%	+3.5%	+24.0%	(1.0%)	8.2%	24.5%	$ 63,492	$ 226,961	4.6%
AZ	**1**	296	-	-	+2.9%	+16.4%	(8.9%)	14.5%	23.9%	$ 71,638	$ 412,963	3.6%	+4.4%	+20.8%	+2.9%	8.9%	23.1%	$ 79,073	$ 438,043	4.7%
FL	**11**	1,779	65	+3.6%	+8.5%	+29.8%	+4.2%	10.5%	24.4%	$ 90,195	$ 408,823	4.1%	+6.0%	+22.4%	+1.7%	10.7%	25.1%	$ 73,145	$ 407,470	4.3%
GA	**7**	4,894	86	+1.8%	+3.1%	+27.3%	+4.0%	5.6%	26.2%	$ 110,250	$ 537,050	3.8%	+4.1%	+26.5%	+2.3%	6.7%	24.8%	$ 75,209	$ 344,619	4.5%
IA	**5**	165	-	-	+1.2%	+18.7%	(3.2%)	9.6%	23.2%	$ 86,114	$ 268,629	3.3%	+1.9%	+19.6%	(1.4%)	8.5%	23.3%	$ 75,855	$ 233,333	3.2%
ID	**2**	2,063	74	+3.6%	+6.4%	+28.1%	+10.2%	7.1%	22.7%	$ 92,720	$ 538,185	2.9%	+6.5%	+28.7%	+6.0%	7.6%	22.8%	$ 79,167	$ 473,936	3.1%
IL	**2**	3,643	160	+4.4%	+1.4%	+22.8%	(0.1%)	7.3%	26.9%	$ 124,816	$ 400,092	3.8%	(0.9%)	+17.9%	(2.8%)	7.9%	24.9%	$ 80,697	$ 275,000	5.2%
IN	**12**	1,922	1	+0.0%	+2.0%	+24.4%	+0.5%	7.2%	23.5%	$ 81,025	$ 285,463	4.0%	+2.9%	+23.7%	(0.4%)	7.6%	24.0%	$ 72,642	$ 248,000	3.9%
KY	**1**	4,336	6	+0.1%	+2.8%	+23.4%	+1.9%	8.7%	24.3%	$ 88,971	$ 372,263	3.3%	+2.0%	+23.7%	(2.5%)	7.8%	24.7%	$ 63,462	$ 226,645	4.6%
MA	**1**	2,062	-	-	-	+21.0%	(3.0%)	8.5%	24.1%	$ 74,670	$ 339,053	4.8%	+1.0%	+20.1%	(1.8%)	8.3%	25.2%	$ 101,282	$ 609,375	4.5%
MD	**3**	5,338	97	+1.8%	+1.9%	+21.6%	+2.7%	7.8%	23.9%	$ 95,669	$ 396,062	4.1%	+1.4%	+20.5%	(1.0%)	7.7%	25.5%	$ 101,389	$ 454,990	4.4%
MI	**3**	571	9	+1.5%	+0.2%	+21.3%	(3.4%)	8.8%	22.3%	$ 69,891	$ 242,630	5.1%	+0.8%	+21.4%	(4.5%)	8.4%	24.8%	$ 70,685	$ 251,667	5.1%
MN	**2**	7,676	99	+1.3%	+1.5%	+22.0%	+3.1%	7.2%	23.5%	$ 103,354	$ 377,609	3.4%	+2.1%	+21.0%	+0.1%	7.9%	24.0%	$ 88,298	$ 354,087	3.5%
MO	**4**	2,857	53	+1.9%	+2.0%	+22.2%	+1.7%	7.8%	23.6%	$ 80,765	$ 282,571	3.3%	+2.2%	+21.6%	(1.2%)	8.2%	24.0%	$ 69,643	$ 253,015	3.9%
MS	**1**	1,584	-	-	(0.6%)	+22.4%	(1.0%)	7.5%	24.0%	$ 70,411	$ 287,342	4.9%	+0.4%	+20.8%	(3.6%)	7.8%	24.0%	$ 56,818	$ 181,019	5.4%
MT	**1**	1,669	-	-	+2.9%	+23.2%	+5.3%	8.6%	22.5%	$ 79,124	$ 398,605	2.9%	+4.8%	+27.0%	+2.3%	8.8%	23.4%	$ 72,557	$ 448,039	3.3%
NC	**1**	474	-	-	+5.4%	+20.4%	(6.2%)	14.3%	26.2%	$ 70,474	$ 385,776	3.6%	+4.8%	+25.4%	+1.6%	7.8%	24.9%	$ 70,375	$ 314,894	4.2%
NE	**1**	3,395	-	-	+4.7%	+26.4%	+7.1%	6.6%	23.8%	$ 115,689	$ 387,742	1.8%	+2.7%	+21.4%	+1.2%	7.7%	22.6%	$ 75,187	$ 264,912	2.5%
NM	**1**	2,398	-	-	+0.2%	+22.2%	+2.4%	9.0%	24.0%	$ 81,336	$ 357,946	4.4%	+0.9%	+20.7%	(0.9%)	8.6%	23.0%	$ 63,412	$ 273,636	5.4%
NV	**1**	1,129	-	-	+3.3%	+28.5%	+4.1%	7.3%	23.1%	$ 90,402	$ 484,817	4.6%	+3.4%	+24.7%	+3.4%	7.6%	24.7%	$ 78,183	$ 481,651	6.1%
NY	**1**	231	-	-	+1.0%	+17.9%	(5.3%)	9.0%	18.4%	$ 77,174	$ 226,522	5.2%	(0.4%)	+16.9%	(3.5%)	8.5%	25.0%	$ 83,929	$ 457,143	5.6%
OH	**14**	2,773	6	+0.2%	+0.6%	+21.4%	(2.9%)	8.6%	23.9%	$ 79,416	$ 282,019	4.6%	+1.3%	+21.8%	(2.9%)	8.3%	24.4%	$ 70,982	$ 236,928	4.1%
OK	**1**	3,838	-	-	+3.4%	+24.2%	+6.5%	6.7%	21.7%	$ 78,571	$ 319,492	4.3%	+3.4%	+22.8%	+2.1%	7.4%	22.9%	$ 63,851	$ 222,093	4.5%
OR	**9**	4,148	25	+0.6%	+0.6%	+21.3%	+2.6%	8.5%	23.7%	$ 92,294	$ 569,039	4.5%	+0.5%	+21.0%	+1.0%	8.7%	24.3%	$ 79,620	$ 545,423	4.7%
SC	**6**	1,155	4	+0.3%	+5.7%	+26.2%	+2.4%	9.3%	23.6%	$ 79,266	$ 361,048	4.1%	+6.0%	+27.5%	+1.5%	8.5%	24.6%	$ 67,206	$ 286,667	4.6%
TN	**1**	2,827	196	+6.9%	(0.7%)	+21.4%	(3.7%)	7.2%	25.1%	$ 104,494	$ 416,272	4.5%	+4.2%	+26.1%	+0.5%	7.8%	24.7%	$ 68,814	$ 322,481	3.9%
TX	**32**	3,258	52	+1.6%	+6.2%	+28.9%	+9.2%	5.7%	22.6%	$ 86,156	$ 351,142	4.5%	+5.6%	+27.4%	+7.0%	5.9%	23.3%	$ 76,389	$ 303,073	4.7%
UT	**1**	1,531	-	-	+4.3%	+27.1%	+10.9%	4.8%	21.5%	$ 113,083	$ 536,523	2.4%	+4.9%	+26.0%	+10.1%	5.2%	20.6%	$ 96,212	$ 578,947	2.9%
VA	**1**	3,464	349	+10.1%	(0.5%)	+21.2%	+1.3%	6.8%	22.0%	$ 85,129	$ 372,414	4.5%	+2.7%	+21.9%	+0.5%	7.7%	24.8%	$ 90,692	$ 424,194	3.9%
WA	**4**	2,867	24	+0.8%	+2.2%	+25.3%	+3.6%	7.6%	24.3%	$ 100,708	$ 561,365	5.0%	+2.9%	+23.8%	+3.9%	7.5%	23.8%	$ 97,096	$ 619,877	4.4%
WI	**9**	1,710	12	+0.7%	+0.6%	+21.3%	(4.5%)	9.0%	25.0%	$ 83,339	$ 310,669	2.6%	+2.0%	+23.1%	(2.5%)	8.3%	24.9%	$ 77,373	$ 297,826	3.0%



Tertiary Markets (36.4%)
Primary Markets (34.3%)
Market Type Classification[4]
Secondary Markets (29.3%)

Note: Dollars in 000s. Numbers may vary due to rounding.
Data provided by NIC MAP Vision. Demographics data is current as of January 1, 2025. NIC MAP Vision Seniors Housing Inventory data is current as of the Q4 2025 Market Fundamentals update.

(1) Includes independent living, assisted living, and memory care units in stand-alone and continuum communities.

(2) Based on an average of a 10-mile radius of SSL site.

(3) Adult child reflects population between the ages of 45-64.

(4) 140 Metropolitan Statistical Area ("MSA") across the country are classified by NIC MAP Vision into three market classes based on the Total Population. Demographics data in this report is current as of January 1, 2025. The largest of these markets are the Primary Markets, where NIC MAP has been tracking data since Q4 2005. These are sometimes referred to as the MAP31 as there are 31 of these markets. The next largest are the Secondary Markets, where NIC MAP has been tracking data since 1Q2008. These markets are the next 68 largest markets. Finally, additional Markets are 41 markets located in close proximity to the 99 Primary and Secondary Markets and help to fill gaps between these Primary and Secondary Markets. NIC MAP has tracked data in Additional Markets since Q1 2015.

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